EXHIBIT 10.36
Onyx Pharmaceuticals, Inc.
Stock Bonus Award Grant Notice
(2005 Equity Incentive Plan)
Onyx Pharmaceuticals, Inc. (the “Company”), pursuant to Section 7(b) of the Company’s 2005 Equity Incentive Plan (the “Plan”), hereby awards to Participant the right to acquire that number of shares of the Company’s Common Stock set forth below (the “Award”). This Award shall be evidenced by a Stock Bonus Award Agreement (the “Award Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Award:

Payment for Common Stock:	Participant’s services to the Company
Vesting Schedule: The shares subject to the Award shall vest with respect to 1/6 of the shares on the date six (6) months from the Vesting Commencement Date, and with respect to the remaining shares in a series of ten (10) successive equal quarterly installments over the two-and-one-half (2 1/2)-year period measured from the six (6)-month anniversary of the Vesting Commencement Date; provided, however, that the Participant’s Continuous Service has not terminated prior to each such vesting date.
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Stock Bonus Award Grant Notice, the Award Agreement, and the Plan. Participant further acknowledges that as of the Date of Grant, this Stock Bonus Award Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

Other Agreements:	Executive Change In Control Severance Benefits Agreement

Onyx Pharmaceuticals, Inc.		Participant

By:

	Signature		Signature

Title:		Date:

Date:

Attachments: Award Agreement and 2005 Equity Incentive Plan

Onyx Pharmaceuticals, Inc.
2005 Equity Incentive Plan
Stock Bonus Award Agreement
          Pursuant to the Stock Bonus Award Grant Notice (“Grant Notice”) and this Stock Bonus Award Agreement (“Agreement”), Onyx Pharmaceuticals, Inc. (the “Company”) has awarded you (“Participant”) the right to acquire shares of Common Stock from the Company pursuant to Section 7(b) of the Company’s 2005 Equity Incentive Plan (the “Plan”) for the number of shares indicated in the Grant Notice (collectively, the “Award”). The Award is granted in exchange for past or future services to be rendered by you to the Company or an Affiliate. In the event additional consideration is required by law so that the Common Stock acquired under this Agreement is deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration to be paid. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
          The details of your Award, in addition to those set forth in the Grant Notice, are as follows.
          1. Acquisition of Shares. By signing the Grant Notice, you hereby agree to acquire from the Company, and the Company hereby agrees to issue to you, the aggregate number of shares of Common Stock specified in your Grant Notice for the consideration set forth in Section 3 and subject to all of the terms and conditions of the Award and the Plan. You may not acquire less than the aggregate number of shares specified in the Grant Notice.
          2. Closing. Your acquisition of the shares shall be consummated as follows:
               (a) You will acquire beneficial ownership of the shares by delivering your Grant Notice, executed by you in the manner required by the Company, to the Corporate Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the date that you have executed the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) (the “Closing Date”) along with any consideration, other than your past or future services, required to be delivered by you by law on the Closing Date and such additional documents as the Company may then require.
               (b) The shares under the Award shall be maintained by the Company’s transfer agent in restricted book entry form. From time to time the Company may provide written instructions to its transfer agent to release such shares from restricted book entry form. You agree that certificates representing shares under the Award cannot be issued for any of such shares that are Unvested Shares. The Company shall instruct the transfer agent to release Vested Shares from restricted book entry form upon the vesting of such shares, and to transfer such Vested Shares electronically to your broker, which shall be E*Trade.
          3. Consideration. Unless otherwise required by law, the shares of Common Stock to be delivered to you on the Closing Date shall be deemed paid, in whole or in part in exchange for past and future services to be rendered to the Company or an Affiliate in the amounts and to the extent required by law.

          4. Vesting. The shares will vest as provided in the Vesting Schedule set forth in your Grant Notice, provided that vesting shall cease upon the termination of your Continuous Service. “Vested Shares” shall mean shares that have vested in accordance with the Vesting Schedule, and “Unvested Shares” shall mean shares that have not vested in accordance with the Vesting Schedule.
          5. Right of Reacquisition. The Company shall simultaneously with the termination of your Continuous Service automatically reacquire (the “Reacquisition Right”) for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative within ninety (90) days after the termination of your Continuous Service, and the Company will in such case also instruct its transfer agent to release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its reacquisition right as to all of the Unvested Shares, then upon such termination of your Continuous Service, the transfer agent shall, upon the instruction of the Company, transfer to the Company the number of Unvested Shares the Company is reacquiring. The Reacquisition Right shall expire when all of the shares have become Vested Shares.
          6. Capitalization Changes. The number of shares of Common Stock subject to your Award and referenced in your Grant Notice may be adjusted from time to time for changes in capitalization pursuant to Section 12(a) of the Plan.
          7. Certain Corporate Transactions. In the event of a Corporate Transaction as defined in the Plan, the Reacquisition Right may be assigned by the Company to the successor of the Company (or such successor’s parent corporation), if any, in connection with such transaction. To the extent the Reacquisition Right remains in effect following such transaction, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the transaction, but only to the extent the Common Stock was at the time covered by such right.
          8. Securities Law Compliance. You may not be issued any Common Stock under your Award unless the shares of Common Stock are either (i) then registered under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
          9. Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.
          10. Rights as Stockholder. Subject to the provisions of this Agreement, you shall have all rights and privileges of a stockholder of the Company with respect to the Unvested Shares. You shall be deemed to be the holder of such shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares are Unvested Shares.
          11. Transfer Restrictions. In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock while such shares of Common Stock are Unvested Shares or continue to be held by the Company’s transfer agent in restricted book entry form; provided, however, that an interest in such shares may be transferred pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the “Code”) or Title I of the Employee Retirement Income Security Act of 1974, as amended. After any Common Stock has been released to you from restricted book entry form, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein, applicable securities laws and the Company’s policies, including its Trading Window Policy and Insider Trading Policy and Policy Against Trading on the Basis of Inside Information. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock pursuant to this Agreement.
          12. Non-transferability of the Award. Your Award (except for Vested Shares issued pursuant thereto) is not transferable except by will or by the laws of descent and distribution. In the event of the termination of your Continuous Service prior to the Closing Date, the closing contemplated in this Agreement shall not occur.
          13. Restrictive Legends. The Common Stock issued under your Award shall be endorsed with appropriate legends, if any, as determined by the Company.
          14. Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors, or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.
          15. Withholding Obligations. At the time your Award is granted, or at any time thereafter as requested by the Company, you hereby authorize withholding from any amounts payable to you, or otherwise agree to make adequate provision in cash for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate, if any, which arise in connection with your Award. In the Company’s sole discretion, the Company may elect, and you hereby authorize the Company, to withhold Vested Shares in such amounts as the Company determines are necessary to satisfy your obligation pursuant to the preceding sentence. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to instruct its transfer agent to release shares under the Award from restricted book entry form, and you agree that you shall in such case have no right to receive such shares.
          16. Tax Consequences. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the shares of Common Stock as of the date any restrictions on the shares lapse (that is, as of the date on which part or all of the shares vest). In this context, “restriction” includes the right of the Company to reacquire the shares pursuant to its Reacquisition Right. You understand that you may elect to be taxed on the fair market value of the shares at the time the shares are acquired rather than when and as the Company’s Reacquisition Right expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date you acquire the shares pursuant to your Award. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THE FILING ON YOUR BEHALF. You further acknowledge that you are aware that should you file an election under Section 83(b) of the Code and then subsequently forfeit the shares, you will not be able to report as a loss the value of any shares forfeited and will not get a refund of any of the tax paid.
          17. Notices. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:

Company:	Onyx Pharmaceuticals, Inc.
Attn: Stock Administrator
2100 Powell Street
Emeryville, CA 94608

Participant:	Your address as on file with the Company
at the time notice is given
          18. Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
          19. Miscellaneous.
               (a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

               (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
               (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
               (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
               (e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
          20. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.
          21. Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
          22. Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to that state’s conflicts of laws rules.
          23. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
          24. Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s Trading Window Policy and Insider Trading Policy and Policy Against Trading on the Basis of Inside Information.
* * * * *

          This Stock Bonus Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Stock Bonus Award Grant Notice to which it is attached.